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                                                                    Exhibit 99.3

GLOBAL CROSSING LTD. ANNOUNCES LAUNCH OF
$500 MILLION CONVERTIBLE PREFERRED STOCK
OFFERING

HAMILTON, Bermuda--(BUSINESS WIRE)--Dec. 8, 1999--Global Crossing Ltd. (Nasdaq:GBLX - news) announced today that it has launched an offering of $500
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million aggregate liquidation preference of cumulative convertible preferred stock. The preferred stock will be convertible into common stock of Global Crossing. The preferred stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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Contact:

   Investor contact:
   Jensen Chow, 310/385-5283
   Press contact:
   Tom Goff, 310/385-5231